As filed with the Securities and Exchange Commission on March 11, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VOYAGER THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	46-3003182
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Hayden Avenue, Lexington, MA	02421
(Address of Principal Executive Offices)	(Zip Code)

Voyager Therapeutics, Inc. 2015 Stock Option and Incentive Plan

Voyager Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plans)

Alfred Sandrock

President and Chief Executive Officer

Voyager Therapeutics, Inc.

75 Hayden Avenue

Lexington, Massachusetts 02421

(Name and Address of Agent for Service)

(857) 259-5340

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Brian A. Johnson, Esq. C. S. Avery Reaves, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 7 World Trade Center 250 Greenwich Street New York, New York 10007 (212) 230-8800	Jacquelyn Fahey Sandell, Esq. Chief Legal Officer Voyager Therapeutics, Inc. 75 Hayden Avenue Lexington, Massachusetts 02421 (857) 259-5340

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relating to the 2015 Stock Option and Incentive Plan (the “2015 Stock Plan”) and the 2015 Employee Stock Purchase Plan, as amended (the “2015 ESPP”), of Voyager Therapeutics, Inc. (the “Registrant”) is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-207958, filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2015, by the Registrant, relating to the Registrant’s 2014 Stock Option and Grant Plan, the 2015 Stock Plan, and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-210258, filed with the Commission on March 17, 2016, by the Registrant, relating to the 2015 Stock Plan and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-216699, filed with the Commission on March 15, 2017, by the Registrant, relating to the 2015 Stock Plan and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-223638, filed with the Commission on March 14, 2018, by the Registrant, relating to the 2015 Stock Plan and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-229891, filed with the Commission on February 26, 2019, by the Registrant, relating to the 2015 Stock Plan, the 2015 ESPP, inducement stock option grant awards and inducement restricted stock unit awards; the contents of the Registration Statement on Form S-8, File No. 333-236870, filed with the Commission on March 3, 2020, by the Registrant, relating to the 2015 Stock Plan and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-253549, filed with the Commission on February 26, 2021, by the Registrant, relating to the 2015 Stock Plan, the 2015 ESPP, inducement stock option grant awards and inducement restricted stock unit awards; the contents of the Registration Statement on Form S-8, File No. 333-263356, filed with the Commission on March 8, 2022, by the Registrant, relating to the 2015 Stock Plan and the 2015 ESPP; the contents of the Registration Statement on Form S-8, File No. 333-270317, filed with the Commission on March 7, 2023, by the Registrant, relating to the 2015 Stock Plan, the 2015 ESPP, inducement stock option grant awards and inducement restricted stock unit awards; and the contents of the Registration Statement on Form S-8, File No. 333-277474, filed with the Commission on February 28, 2024, by the Registrant, relating to the 2015 Stock Plan, the 2015 ESPP, inducement stock option grant awards and inducement restricted stock unit awards, in each case, except to the extent amended or superseded by the contents hereof.

Item 8. Exhibits.

Number	Description
4.1	Specimen Common Stock Certificate of the Registrant (Incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K (File No. 001-37625) filed on March 14, 2018).

4.2	Fifth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).

4.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37625) filed on November 16, 2015).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (Included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	2015 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

99.2	2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-207367) filed on October 28, 2015).

99.3	Amendment No. 1 to 2015 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.21 to the Registrant’s Annual Report on Form 10-K (File No. 001-37625) filed on March 14, 2018).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 11th day of March, 2025.

VOYAGER THERAPEUTICS, INC.

By:	/s/ Alfred Sandrock, M.D., Ph.D.
Alfred Sandrock, M.D., Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Voyager Therapeutics, Inc., hereby severally constitute and appoint Alfred Sandrock and Nathan Jorgensen, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Voyager Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alfred Sandrock, M.D., Ph.D.	Chief Executive Officer, President, and Director	March 11, 2025
Alfred Sandrock, M.D., Ph.D.	(Principal Executive Officer)

/s/ Nathan Jorgensen, Ph.D.	Chief Financial Officer	March 11, 2025
Nathan Jorgensen, Ph.D.	(Principal Financial and Accounting Officer)

/s/ Michael Higgins	Director (Chairman of the Board)	March 11, 2025
Michael Higgins

/s/ Grace E. Colón, Ph.D.	Director	March 11, 2025
Grace E. Colón, Ph.D.

/s/ James Geraghty	Director	March 11, 2025
James Geraghty

/s/ Steven Hyman, M.D.	Director	March 11, 2025
Steven Hyman, M.D.

/s/ Catherine J. Mackey, Ph.D.	Director	March 11, 2025
Catherine J. Mackey, Ph.D.

/s/ Jude Onyia, Ph.D.	Director	March 11, 2025
Jude Onyia, Ph.D.

/s/ Glenn Pierce, M.D., Ph.D.	Director	March 11, 2025
Glenn Pierce, M.D., Ph.D.

/s/ George Scangos, Ph.D.	Director	March 11, 2025
George Scangos, Ph.D.

/s/ Nancy Vitale	Director	March 11, 2025
Nancy Vitale